Exhibit 99.1

PRESS RELEASE

DigitalGlobe Appoints Eddy Zervigon to Board of Directors

LONGMONT, Colo. — February 11, 2014 — DigitalGlobe, Inc. (NYSE: DGI), a leading global provider of commercial high-resolution earth imagery products and services, today announced the appointment of Mr. Eddy Zervigon to the DigitalGlobe Board of Directors, effective March 1, 2014. Mr. Zervigon will also serve as a member of DigitalGlobe’s Audit Committee. He previously served as a director of DigitalGlobe’s Board of Directors from 2004 until January 31, 2013.

Mr. Zervigon is currently a Principal at the investment firm Alta Loma Energy. From 1997 to February 2012, he worked for Morgan Stanley & Co. Inc., most recently as a managing director of its Principal Investments Group.  Mr. Zervigon also serves as a director of Bloom Energy and previously served as a board member of MMCinemas, Impsat Fiber Networks, Inc., TVN Entertainment Corporation and Stadium Capital.

“As we bring on new directors, it is critically important they have skills needed by the Board going forward,” said Gen. Howell M. Estes III, Chairman of DigitalGlobe’s Board of Directors. “Eddy Zervigon is a perfect match. His broad financial experience fits what the Board needs as it works closely with management to execute the company’s growth strategy. We’re pleased to welcome Eddy back to our Board of Directors.”

“With nearly a decade of experience serving on our board and deep expertise in financial markets and M&A, Eddy is well-equipped to provide insight and guidance that will further enable us to accelerate toward our vision of becoming the indispensable source of information about our changing planet and, in so doing, create value for share owners,” said Jeffrey R. Tarr, President and Chief Executive Officer of DigitalGlobe.

Mr. Zervigon has a Bachelor’s degree in Accounting and a Master’s degree in Tax from Florida International University, as well as a Master of Business Administration from the Amos Tuck School of Business at Dartmouth College. He is also a Certified Public Accountant.

About DigitalGlobe

DigitalGlobe is a leading global provider of commercial high-resolution earth imagery products and services that help decision makers better understand our changing planet in order to save lives, resources and time. Sourced from the world’s leading constellation, our imagery solutions deliver unmatched coverage and capacity to meet our customers’ most demanding mission requirements. Each day customers in U.S. and foreign defense and intelligence, civil agencies, map making and analysis, environmental monitoring, oil and gas exploration, infrastructure management, navigation technology, and providers of location-based services, financial services, energy, telecommunications, utility, forestry, mining, and environmental and agricultural industries depend on DigitalGlobe data, information, technology and expertise to gain actionable insight.

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DigitalGlobe is a registered trademark of DigitalGlobe.

Media Contact

Abby Van Uum

Edelman for DigitalGlobe

Phone: (512) 634-3642

Email: digitalglobe@edelman.com

Nancy Coleman

Senior Director of Communication

Phone: (303) 684-1674

Email: nancy.coleman@digitalglobe.com

Investor Relations Contact

David Banks
Vice President of Investor Relations
Phone: (303) 684-4210
Email: ir@digitalglobe.com

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